UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 11, 2020

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2020, vTv Therapeutics LLC (“vTv LLC”), a controlled subsidiary of vTv Therapeutics Inc., entered into a License Agreement with Anteris Bio, Inc. (“Anteris”) (the “Anteris License Agreement”), under which Anteris obtained a worldwide, exclusive and sublicensable license to develop and commercialize vTv LLC’s Nrf2 activator, HPP971.

Under the terms of the Anteris License Agreement, Anteris will pay vTv LLC an initial license fee of $2.0 million. vTv LLC is eligible to receive additional potential development, regulatory, and sales-based milestone payments totaling up to $151 million.  Anteris is also obligated to pay vTv royalty payments at a double digit rate based on annual net sales of licensed products.  Such royalties will be payable on a licensed product-by-licensed product basis until the latest of expiration of the licensed patents covering a licensed product in a country, expiration of data exclusivity rights for a licensed product in a country, or a specified number of years after the first commercial sale of a licensed product in a country.  In addition, vTv LLC received a minority ownership interest in Anteris.

Under the terms of the Anteris License Agreement, Anteris will be responsible for the development and commercialization of the licensed products, at its cost, and is required to use commercially reasonable efforts with respect to such development and commercialization efforts.

The Anteris License Agreement, unless terminated earlier, will continue until expiration of all royalty obligations of Anteris to vTv LLC.  Either party may terminate the Anteris License Agreement for the other party’s uncured material breach.  Anteris may terminate the Anteris License Agreement at will upon prior written notice.  Either party may terminate the Anteris License Agreement for the other party’s insolvency.

The description of the Anteris License Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Anteris License Agreement, a copy of which will be filed as an exhibit to the vTv Therapeutics Inc. Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: December 15, 2020